                                                                    Exhibit 4.18

================================================================================

                               GUARANTEE AGREEMENT

                                 by and between

                       AMERICAN INTERNATIONAL GROUP, INC.,
                                  as Guarantor

                                       and

                              THE BANK OF NEW YORK,
                              as Guarantee Trustee

                                   relating to

                              AIG CAPITAL TRUST ( )

                                -----------------

                         Dated as of ____________, ____

                                -----------------

================================================================================

                             CROSS-REFERENCE TABLE*

Section of
Trust Indenture Act                                                                               Section of
of 1939, as amended                                                                           Guarantee Agreement
-------------------                                                                           -------------------
310(a)..........................................................................................   4.1(a)

310(b)..........................................................................................   4.1(c), 2.8

310(c)..........................................................................................   Inapplicable

311(a)..........................................................................................   2.2(b)

311(b)..........................................................................................   2.2(b)

311(c)..........................................................................................   Inapplicable

312(a)..........................................................................................   2.2(a)

312(b)..........................................................................................   2.2(b)

312(c)..........................................................................................   2.2(c)

313.............................................................................................   2.3

314(a)..........................................................................................   2.4

314(b)..........................................................................................   Inapplicable

314(c)..........................................................................................   2.5

314(d)..........................................................................................   Inapplicable

314(e)..........................................................................................   1.1, 2.5, 3.2

314(f)..........................................................................................   2.1, 3.2

315(a)..........................................................................................   3.1(d)

315(b)..........................................................................................   2.7

315(c)..........................................................................................   3.1

315(d)..........................................................................................   3.1(d)

315(e)..........................................................................................   4.3

316(a)..........................................................................................   1.1, 2.6(a), 5.4

316(b)..........................................................................................   2.6(b)

316(c)..........................................................................................   8.2

317(a)..........................................................................................   Inapplicable

317(b)..........................................................................................   Inapplicable

318(a)..........................................................................................   2.1

318(b)..........................................................................................   2.1

318(c)..........................................................................................   2.1

--------
* This Cross-Reference Table does not, for any purpose, constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS

                                                                                                                Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1         DEFINITIONS...............................................................................    1

                                 ARTICLE II

                             TRUST INDENTURE ACT

SECTION 2.1         TRUST INDENTURE ACT; APPLICATION..........................................................    5
SECTION 2.2         LIST OF HOLDERS...........................................................................    5
SECTION 2.3         REPORTS BY THE GUARANTEE TRUSTEE..........................................................    6
SECTION 2.4         PERIODIC REPORTS TO THE GUARANTEE TRUSTEE.................................................    6
SECTION 2.5         EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT..........................................    6
SECTION 2.6         EVENTS OF DEFAULT; WAIVER.................................................................    6
SECTION 2.7         EVENT OF DEFAULT; NOTICE..................................................................    6
SECTION 2.8         CONFLICTING INTERESTS.....................................................................    7

                                  ARTICLE III

              POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

SECTION 3.1         POWERS AND DUTIES OF THE GUARANTEE TRUSTEE................................................    7
SECTION 3.2         CERTAIN RIGHTS OF GUARANTEE TRUSTEE.......................................................    8
SECTION 3.3         COMPENSATION; INDEMNITY; FEES.............................................................   10

                                  ARTICLE IV

                               GUARANTEE TRUSTEE

SECTION 4.1         GUARANTEE TRUSTEE; ELIGIBILITY............................................................   11
SECTION 4.2         APPOINTMENT, REMOVAL AND RESIGNATION OF THE GUARANTEE TRUSTEE.............................   11
SECTION 4.3         UNDERTAKING FOR COSTS.....................................................................   12

                                   ARTICLE V

                                   GUARANTEE

SECTION 5.1         GUARANTEE.................................................................................   13
SECTION 5.2         NATURE OF GUARANTEE.......................................................................   13

SECTION 5.3         CHANGES IN OBLIGATIONS AND AGREEMENTS RELATING THERETO; WAIVER OF CERTAIN NOTICES.........   13
SECTION 5.4         RIGHTS OF HOLDERS.........................................................................   14
SECTION 5.5         SUBROGATION...............................................................................   14
SECTION 5.6         NO WAIVER; CUMULATIVE RIGHTS..............................................................   14

                                  ARTICLE VI

                          COVENANTS AND SUBORDINATION

SECTION 6.1         SUBORDINATION.............................................................................   15
SECTION 6.2         PARI PASSU GUARANTEES.....................................................................   15

                                  ARTICLE VII

                                  TERMINATION

SECTION 7.1         TERMINATION...............................................................................   15

                                  ARTICLE VIII

                                 MISCELLANEOUS

SECTION 8.1         SUCCESSORS AND ASSIGNS....................................................................   16
SECTION 8.2         AMENDMENTS................................................................................   16
SECTION 8.3         NOTICES...................................................................................   16
SECTION 8.4         BENEFIT...................................................................................   17
SECTION 8.5         GOVERNING LAW.............................................................................   17
SECTION 8.6         COUNTERPARTS..............................................................................   17

         GUARANTEE AGREEMENT, dated as of ____________, ____, between AMERICAN INTERNATIONAL GROUP, INC. a Delaware corporation (the "Guarantor" or "AIG"), having its principal office at 70 Pine Street, New York, NY 10270, and THE BANK OF NEW YORK, as trustee (the "Guarantee Trustee" or "The Bank of New York"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of AIG CAPITAL TRUST ( ), a Delaware statutory trust (the "Issuer Trust").

                 RECITALS OF THE GUARANTOR AND THE ISSUER TRUST

         WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of ____________, ____ (the "Trust Agreement"), among American International Group, Inc., as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrators named therein, the Issuer Trust is issuing $___________ aggregate Liquidation Amount (as defined in the Trust Agreement) of its ___________ (liquidation amount $_____ per Capital Security) (the "Capital Securities"), representing preferred undivided beneficial interests in the assets of the Issuer Trust and having the terms set forth in the Trust Agreement; and

         WHEREAS, the Capital Securities will be issued by the Issuer Trust and the proceeds thereof, together with the proceeds from the issuance of the Issuer Trust's Common Securities (as defined herein), will be used to purchase the Junior Subordinated Debentures (as defined in the Trust Agreement) of the Guarantor, which Junior Subordinated Debentures will be deposited with The Bank of New York, as Property Trustee under the Trust Agreement, as trust assets; and

         WHEREAS, as an incentive for the Holders to purchase Capital Securities, the Guarantor desires unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the purchase of Capital Securities by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, and intending to be legally bound hereby, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Capital Securities.

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1       Definitions.

         Any capitalized term used herein but not defined shall have the meaning ascribed to it in the Trust Agreement. For all purposes of this Guarantee Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

         (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

         (e) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Guarantee Agreement; and

         (f) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Guarantee Agreement as a whole and not to any particular Article, Section or other subdivision.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "CAPITAL SECURITIES" has the meaning specified in the recitals to this Guarantee Agreement.

         "COMMON SECURITIES" means the securities representing common undivided beneficial interests in the assets of the Issuer Trust.

         "CORPORATION" means a corporation, association, company, joint-stock company, limited liability company or business trust.

         "EVENT OF DEFAULT" means (i) a default by the Guarantor in any of its payment obligations under this Guarantee Agreement, and the continuance of such default for five days, or (ii) a default by the Guarantor in any other obligation hereunder, and the continuance of such default for a period of 30 days after there has been given, by registered or certified mail, to the Guarantor by the Guarantee Trustee or to the Guarantor and the Guarantee Trustee by the Holders of at least 25% in Liquidation Amount (as defined in the Trust Agreement) of the Outstanding Capital Securities (as defined in the Trust Agreement) a written notice specifying such default and requiring it to be remedied.

         "GUARANTEE AGREEMENT" means this Guarantee Agreement, as modified, amended or supplemented from time to time.

         "GUARANTEE PAYMENTS" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Capital Securities, to the extent the Issuer Trust shall have funds on hand available to make such Distributions at such time; (ii) the Redemption Price (as defined in the Trust Agreement) with respect to any Capital Securities called for redemption by the Issuer Trust, to the extent the Issuer Trust shall have funds on hand available to pay such Redemption Price at such time; and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust, unless Junior Subordinated Debentures are distributed to the Holders, the lesser of (a) the Liquidation Distribution (as defined in the Trust Agreement) with respect to the Capital Securities, to the extent that the Issuer Trust shall have funds on hand available to make such Liquidation Distribution at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to Holders on liquidation of the Issuer.

         "GUARANTEE TRUSTEE" means The Bank of New York, solely in its capacity as Guarantee Trustee and not in its individual capacity, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

         "GUARANTOR" has the meaning specified in the preamble to of this Guarantee Agreement.

         "HOLDER" means any Holder (as defined in the Trust Agreement) of any Capital Securities; provided, however, that in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

         "INDENTURE" means the Junior Subordinated Debt Indenture, dated as of ________,______, between American International Group, Inc. and The Bank of New York, as trustee, as supplemented by the First Supplemental Junior Subordinated Debt Indenture, dated as of ____, ____, and as may be further modified, amended or supplemented from time to time relating to the issuance of the Junior Subordinate Debentures.

         "ISSUER TRUST" has the meaning specified in the preamble to of this Guarantee Agreement.

         "MAJORITY IN LIQUIDATION AMOUNT OF THE CAPITAL SECURITIES" means Capital Securities representing 50% or more of the aggregate Liquidation Amount (as defined in the Trust Agreement) of all Capital Securities then Outstanding (as defined in the Trust Agreement).

         "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman, a Vice Chairman, the President or a Vice President of the Guarantor, and by the Treasurer, an Assistant

Treasurer, the Secretary or an Assistant Secretary of the Guarantor, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

         (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

         (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

         "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "SUCCESSOR GUARANTEE TRUSTEE" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

         "TRUST AGREEMENT" means the Amended and Restated Trust Agreement of the Issuer Trust referred to in the recitals to this Guarantee Agreement, as modified, amended or supplemented from time to time.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this Guarantee Agreement was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "VICE PRESIDENT," when used with respect to a corporation, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

                                   ARTICLE II

                               TRUST INDENTURE ACT

         SECTION 2.1       Trust Indenture Act; Application

         (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

         (b) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Guarantee Agreement, the latter provision shall control. If any provision of this Guarantee Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee Agreement as so modified or to be excluded, as the case may be.

         (c) The application of the Trust Indenture Act to this Guarantee Agreement shall not affect the nature of the Capital Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

         SECTION 2.2       List of Holders.

         (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (i) semiannually not later than March 31 and September 30 a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders as of the preceding March 16 or September 15, and
(ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor. The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Guarantee Trustee as provided in this Section 2.2(a) and the names and addresses of Holders received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any list furnished to it as provided in this Section 2.2(a) upon receipt of a new list so furnished.

         (b) The Guarantee Trustee shall comply with the requirements of Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

         (c) Every Holder agrees with the Guarantor and the Guarantee Trustee that neither the Guarantor nor the Guarantee Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

         SECTION 2.3       Reports by the Guarantee Trustee.

         The Guarantee Trustee shall transmit to Holders such reports concerning the Guarantee Trustee and its actions under this Guarantee Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         A copy of each such report shall, at the time of such transmission to Holders, be filed by the Guarantee Trustee with each stock exchange upon which any Capital Securities are listed, with the Commission and with the Guarantor. The Guarantor will notify the Guarantee Trustee when any Capital Securities are listed on any stock exchange.

         SECTION 2.4       Periodic Reports to the Guarantee Trustee.

         The Guarantor shall provide to the Guarantee Trustee, the Commission and the Holders of such documents, reports and information as required by
Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314(a) of the Trust Indenture Act.

         SECTION 2.5       Evidence of Compliance with Conditions Precedent.

         The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer of the Guarantor pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         SECTION 2.6      Events of Default; Waiver.

         (a) The Holders of at least a Majority in Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders of all the Capital Securities, waive any past default or Event of Default and its consequences, except a default in the payment of the Guarantee Payments. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         (b) The Holder of any Capital Security shall have the right, which is absolute and unconditional, to receive the Guarantee Payments and to institute suit for the enforcement of Guarantee Payments, and such rights shall not be impaired without the consent of such Holder.

         SECTION 2.7       Event of Default; Notice.

         The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default known to the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders, notice of any such Event of Default, unless such Event of Default has been cured before the giving of such notice.

         SECTION 2.8       Conflicting Interests.

         If the Guarantee Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Guarantee Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Guarantee Agreement. To the extent permitted by such Act, the Guarantee Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Indenture or the Trust Agreement.

                                   ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

         SECTION 3.1       Powers and Duties of the Guarantee Trustee.

         (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer its rights, powers, trusts and duties in this Guarantee Agreement to any Person except to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee in accordance with Section 4.2. The rights, powers, trusts and duties of the Guarantee Trustee, as such, hereunder shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment in accordance with Section 4.2.

         (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

         (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. The Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Guarantee
                  Trustee shall be determined solely by the express provisions of this Guarantee Agreement (including pursuant to Section 2.1), and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                           (B) in the absence of bad faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Guarantee Agreement;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                  (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 3.2       Certain Rights of Guarantee Trustee.

         (a) Subject to the provisions of Section 3.1:

                  (i) the Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Capital Security certificate or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                  (ii) any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein;

                  (iii) whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor;

                  (iv) the Guarantee Trustee may consult with legal counsel (which counsel may be counsel to the Guarantor or any of its Affiliates, and may include any of its employees), and the advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel (which counsel may be counsel to the Guarantor or any of its Affiliates, and may include any of its employees) to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

                  (v) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder unless such Holder shall have provided to the Guarantee Trustee such reasonable security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction; provided, that nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement;

                  (vi) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Capital Security certificate or other paper or document, but the Guarantee Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (vii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys; provided that the Guarantee Trustee shall not be responsible for any negligence, bad faith or misconduct on the part of any such agent or attorney appointed with due care by it hereunder; and

                  (viii) whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be protected in acting in accordance with such instructions.

         (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

         SECTION 3.3       Compensation; Indemnity; Fees.

         The Guarantor agrees:

                  (a) to pay to the Guarantee Trustee from time to time such reasonable compensation for all services rendered by it hereunder as may be agreed in writing by the Guarantor and the Guarantee Trustee from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

                  (c) to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without negligence, willful misconduct or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement. The provisions of this Section 3.3 shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.

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                                   ARTICLE IV

                                GUARANTEE TRUSTEE

         SECTION 4.1       Guarantee Trustee; Eligibility.

         (a) There shall at all times be a Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then, for the purposes of this Section 4.1 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2.

         (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.2 Appointment, Removal and Resignation of the Guarantee Trustee.

         (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

         (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and the retiring Guarantee Trustee.

         (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

         (d) In case of the appointment hereunder of a Successor Guarantee Trustee, such Successor Guarantee Trustee so appointed shall execute, acknowledge and deliver to the Guarantor and to the retiring Guarantee Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Guarantee Trustee shall become effective and such Successor Guarantee Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Guarantee Trustee; but, on the request of the Guarantor or the Successor Guarantee Trustee, such retiring Guarantee Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such Successor Guarantee Trustee all the rights, powers and trusts of the retiring Guarantee Trustee.

         (e) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

         (f) If at any time:

                  (i) the Guarantee Trustee shall fail to comply with Section
         2.8 after written request therefor by the Guarantor or by any Holder who has been a bona fide Holder of a Capital Security for at least six months, or

                  (ii) the Guarantee Trustee shall cease to be eligible under
         Section 4.1 and shall fail to resign after written request therefor by the Guarantor or by any such Holder, or

                  (iii) the Guarantee Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Guarantee Trustee or of its property shall be appointed or any public officer shall take charge or control of the Guarantee Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Guarantor may remove the Guarantee Trustee, or
(B) subject to Section 4.3, any Holder who has been a bona fide Holder of a Capital Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Guarantee Trustee and the appointment of a Successor Guarantee Trustee.

         SECTION 4.3       Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Guarantee Agreement, or in any suit against the Guarantee Trustee for any action taken, suffered or omitted by it as Guarantee Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Guarantor.

                                    ARTICLE V

                                    GUARANTEE

         SECTION 5.1       Guarantee.

         The Guarantor absolutely, unconditionally and irrevocably guarantees, on a subordinated basis as set forth in Article VI, to the Holders the prompt payment when due, subject to any applicable grace period, the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust). The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer Trust to pay such amounts to the Holders.

         SECTION 5.2       Nature of Guarantee.

         The Guarantor's obligations hereunder shall not be affected by any circumstance relating to the Guarantee Payments that might constitute a legal or equitable discharge of or defense to the Guarantor not available to the Issuer Trust. The Guarantor agrees that the Holders may resort to the Guarantor for payment of the Guarantee Payments whether or not the Holders shall have proceeded against the Issuer Trust. The Holders shall not be obligated to file any claim relating to the Guarantee Payments in the event that the Issuer Trust becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Holders to so file shall not affect the Guarantor's obligations hereunder. This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until the Guarantee Payments have been satisfied in full. In the event that any payment to the Holders in respect of the Guarantee Payments is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Guarantee Payments as if such payments had not been made. The Guarantor reserves the right to (a) set-off against any payment owing hereunder any amounts owing by the Holders to the Issuer Trust and (b) assert defenses which the Issuer Trust may have to payment of the Guarantee Payments other than defenses arising from the bankruptcy or insolvency of the Issuer Trust and other defenses expressly waived hereby.

         SECTION 5.3 Changes in Obligations and Agreements Relating thereto; Waiver of Certain Notices.

         The Guarantor agrees that the Holders may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment by the Issuer Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Junior Subordinated Debentures as provided in the Indenture),

Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities, and may also make any agreement with the Issuer Trust or with any other party to or person liable on any of the Guarantee Payments or interested therein, in accordance with the Trust Agreement, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Holders and the Issuer Trust or any such other party or person, without in any way impairing or affecting this Guarantee. The Guarantor waives notice of the acceptance of this Guarantee and of the Guarantee Payments, presentment, demand for payment, notice of dishonor and protest.

         SECTION 5.4       Rights of Holders.

         The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other Person.

         SECTION 5.5       Subrogation.

         Upon payment in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement, the Guarantor shall be subrogated to the rights of the Holders against the Issuer Trust in respect of such amounts paid, and the Holders will be deemed to agree to take at the Guarantor's expense such steps as the Guarantor may reasonably request to implement such subrogation.

         SECTION 5.6       No Waiver; Cumulative Rights.

         No failure on the part of the Holders to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holders of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Holders or allowed by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holders at any time or from time to time.

                                   ARTICLE VI

                           COVENANTS AND SUBORDINATION

         SECTION 6.1       Subordination.

         The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Debt (as defined in the Indenture) of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Junior Subordinated Debentures, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Debt (as defined in the Indenture) of the Guarantor.

         SECTION 6.2       Pari Passu Guarantees.

         The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with the obligations of the Guarantor under (i) any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by any Issuer Trust (as defined in the Indenture), (ii) the Indenture and the Securities (as defined therein) issued thereunder; (iii) the Expense Agreement (as defined in the Trust Agreement) and any similar expense agreements entered into by the Guarantor in connection with the offering of Capital Securities (as defined in the Indenture) by any Issuer Trust (as defined in the Indenture), and (iv) any other security, guarantee or other agreement or obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Guarantee Agreement or with any obligation that ranks pari passu with the obligations of the Guarantor under this Guarantee Agreement.

                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.1       Termination.

         This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price (as defined in the Trust Agreement) of all Capital Securities, (ii) the distribution of Junior Subordinated Debentures to the Holders in exchange for all of the Capital Securities or (iii) full payment of the amounts payable in accordance with
Article IX of the Trust Agreement upon liquidation of the Issuer Trust.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         SECTION 8.1       Successors and Assigns.

         All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment other than in accordance with this provision shall be void.

         SECTION 8.2       Amendments.

         Except with respect to any changes that do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

         SECTION 8.3       Notices.

         Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

         (a) if given to the Guarantor, to the address or telecopy number set forth below or such other address or telecopy number as the Guarantor may give notice to the Guarantee Trustee and the Holders:

                  American International Group, Inc.
                  70 Pine Street
                  New York, NY 10270
                  Attention: Secretary

         (b) if given to the Guarantee Trustee, at the address or telecopy number set forth below or such other address or telecopy number as the Guarantee Trustee may give notice to the Guarantor and the Holders:

                  The Bank of New York
                  101 Barclay Street
                  New York, NY 10286
                  Attention: Corporate Trust Administration with a copy to:

                  AIG Capital Trust ( )
                  American International Group, Inc.
                  70 Pine Street
                  New York, NY 10270
                  Attention: Secretary

         (c) if given to any Holder, at the address set forth on the books and records of the Issuer Trust.

         All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver. In any case where notice to a Person is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, shall affect the sufficiency of such notice with respect to any other Person.

         SECTION 8.4       Benefit.

         This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Capital Securities.

         SECTION 8.5       Governing Law.

         This Guarantee Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 8.6       Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Guarantee Agreement as of the day and year first above written.

                                                AMERICAN INTERNATIONAL
                                                GROUP, INC., as Guarantor

                                                By: ____________________________
                                                Name:
                                                Title:

                                                THE BANK OF NEW YORK,
                                                as Guarantee Trustee

                                                By: ____________________________
                                                Name:
                                                Title: